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                             MORGAN STANLEY
                             SPECTRUM SERIES





        June 2002
        Monthly Report






This Monthly Report supplements the Spectrum Funds' Prospectus dated April 30, 2002.






                                                           Issued: July 31, 2002

[Morgan Stanley Logo]

MORGAN STANLEY SPECTRUM SERIES

--------------------------------------------------------------------------------
HISTORICAL FUND PERFORMANCE
--------------------------------------------------------------------------------

Presented below is the percentage change in Net Asset Value per Unit from the start of every calendar year each Fund has traded. Also provided is the inception-to-date return and the annualized return since inception for each Fund. Past performance is not necessarily indicative of future results.

                                     1991    1992   1993   1994    1995   1996   1997   1998    1999   2000
Fund                                   %       %      %      %       %      %      %      %       %      %
-------------------------------------------------------------------------------------------------------------
Spectrum Commodity ...............    --      --     --     --      --     --     --   (34.3)   15.8    3.2

-------------------------------------------------------------------------------------------------------------
Spectrum Currency ................    --      --     --     --      --     --     --     --      --    11.7
                                                                                                     (6 mos.)
-------------------------------------------------------------------------------------------------------------
Spectrum Global Balanced .........    --      --     --    (1.7)   22.8   (3.6)  18.2   16.4     0.7    0.9
                                                         (2 mos.)
-------------------------------------------------------------------------------------------------------------
Spectrum Select ..................   31.2   (14.4)  41.6   (5.1)   23.6    5.3    6.2   14.2    (7.6)   7.1
                                   (5 mos.)
-------------------------------------------------------------------------------------------------------------
Spectrum Strategic ...............    --      --     --     0.1    10.5   (3.5)   0.4    7.8    37.2  (33.1)
                                                         (2 mos.)
-------------------------------------------------------------------------------------------------------------
Spectrum Technical ...............    --      --     --    (2.2)   17.6   18.3    7.5   10.2    (7.5)   7.8
                                                         (2 mos.)
-------------------------------------------------------------------------------------------------------------


                INCEPTION-
                  TO-DATE  ANNUALIZED
 2001    2002     RETURN     RETURN
   %       %         %          %
-------------------------------------
(25.6)    4.6     (38.9)     (10.4)
       (6 mos.)
-------------------------------------
 11.1    11.5      38.4       17.7
       (6 mos.)
-------------------------------------
 (0.3)   (3.6)     56.2        6.0
       (6 mos.)
-------------------------------------
  1.7     7.1     156.7        9.0
       (6 mos.)
-------------------------------------
 (0.6)   13.9      20.2        2.4
       (6 mos.)
-------------------------------------
 (7.2)    8.2      61.6        6.5
       (6 mos.)
-------------------------------------

--------------------------------------------------------------------------------
Demeter Management Corporation
--------------------------------------------------------------------------------
c/o Managed Futures Department
825 Third Avenue, 8th Floor
New York, NY 10022
Telephone (201) 209-8400

MORGAN STANLEY SPECTRUM SERIES
MONTHLY REPORT
JUNE 2002

Dear Limited Partner:

   The Net Asset Value per Unit for each of the six Morgan Stanley Spectrum Funds as of June 30, 2002 was as follows:

FUND                         N.A.V.         % CHANGE FOR MONTH
--------------------------------------------------------------------------------
Spectrum Commodity          $ 6.11                 2.28%
--------------------------------------------------------------------------------
Spectrum Currency           $13.84                 8.96%
--------------------------------------------------------------------------------
Spectrum Global Balanced    $15.62                 1.30%
--------------------------------------------------------------------------------
Spectrum Select             $25.67                11.98%
--------------------------------------------------------------------------------
Spectrum Strategic          $12.02                 8.01%
--------------------------------------------------------------------------------
Spectrum Technical          $16.16                15.03%
--------------------------------------------------------------------------------

   Detailed performance information for each Fund is located in the body of the financial report. For each Fund, we provide a trading results by sector chart that portrays trading gains and trading losses for the previous month and year-to-date in each sector in which the Fund participates. In the case of Spectrum Currency, we provide the trading gains and trading losses for the five major currencies in which the Fund participates, and composite information for all other "minor" currencies traded within the Fund.

   The trading results by sector charts indicate the monthly and year-to-date composite percentage returns generated by the specific assets dedicated to trading within each market sector in which each Fund participates. Please note that there is not an equal amount of assets in each market sector, and the specific allocations of assets by a Fund to each sector will vary over time within a predetermined range. Below each chart is a description of the factors that influenced trading gains and trading losses within each Fund during the previous month.

   In April, 2002, the proposed entitlement with regard to the Sumitomo Copper class action litigation was unofficially approved by the court. Under the terms of the proposed entitlement, Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. would receive approximately $208,284, $4,143,065, $10,895, and $273,812 (which currently amounts to $0.06, $0.39,
$0.00, and $0.02 per Unit respectively). The parties have stated that they are seeking to make such distributions in the near future, but this timetable is still provisional and the Funds have no assurances yet when such distribution will actually be made. Any amount ultimately received will be accounted for in the period received, for the benefit of the limited partners at the date of receipt.

   Should you have any questions concerning this report, please feel free to contact Demeter Management Corporation c/o Managed Futures Department, 825 Third Avenue, 8th Floor, New York, NY 10022 or your Morgan Stanley Financial Advisor.

   I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is not a guarantee of future results.

Sincerely,

/s/ Robert E. Murray

Robert E. Murray
Chairman
Demeter Management Corporation
General Partner




                                       [This page intentionally left blank]

--------------------------------------------------------------------------------
SPECTRUM COMMODITY
--------------------------------------------------------------------------------

                                 [GRAPH OMITTED]

                     Month ended June 30, 2002      YTD ended June 30, 2002
                     -------------------------      -----------------------
ENERGIES                       1.04%                          2.37%
METALS                        -0.77%                          3.24%
AGRICULTURALS                  2.48%                         -1.92%

Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o Long positions in soybean futures and its related products resulted in profits as prices continued to rise on forecasts for continued hot weather across the U.S. Midwest.

o Energy prices ended the month higher on supply and demand concerns, resulting in profits from long positions in crude oil and its related products.

o Profits were recorded in cotton futures from long positions as prices increased on technically-based factors.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o In the metals markets, losses were recorded from long positions in gold and silver futures as prices reversed lower on easing tensions between India and Pakistan.


--------------------------------------------------------------------------------
SPECTRUM CURRENCY
--------------------------------------------------------------------------------

                                 [GRAPH OMITTED]

                       Month ended June 30, 2002      YTD ended June 30, 2002
                       -------------------------      -----------------------
AUSTRALIAN DOLLAR               -0.052%                         3.34%
BRITISH POUND                   -2.51%                         -3.26%
EURO                             8.01%                          8.28%
JAPANESE YEN                     0.12%                         -2.9%
SWISS FRANC                      1.98%                          3.7%
MINOR CURRENCIES                 3.99%                          8.34%

Note: Reflects trading results only and does not include fees or interest income. Minor currencies may include, but are not limited to, the South African rand, Thai baht, Greek drachma, Singapore dollar, Mexican peso, New Zealand dollar and Norwegian Krone.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most European currencies strengthened versus the U.S. dollar amidst falling equity prices, continued accounting concerns and weak U.S. economic data, resulting in profits from previously established long positions in the euro and Swiss franc. Additional profits were recorded from long positions in the Czech koruna and the Norwegian krone.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o The value of the British pound also strengthened versus the U.S. dollar resulting in losses from previously established short positions in the pound.

--------------------------------------------------------------------------------
SPECTRUM GLOBAL BALANCED
--------------------------------------------------------------------------------

                                 [GRAPH OMITTED]

                       Month ended June 30, 2002      YTD ended June 30, 2002
                       -------------------------      -----------------------
CURRENCIES                       1.83%                          1.88%
INTEREST RATES                   2.26%                          1.1%
STOCK INDICES                   -1.8%                          -3.87%
ENERGIES                        -0.21%                         -0.13%
METALS                          -0.13%                         -0.13%
AGRICULTURALS                   -0.27%                         -0.57%

Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o In the global interest rate futures markets, profits were recorded from long positions in U.S., German and Japanese interest rate futures as prices trended higher in reaction to falling equity prices.

o The value of most European currencies strengthened versus the U.S. dollar amidst falling equity prices, continued accounting concerns and weak U.S. economic data, resulting in profits from previously established long positions in the euro and Swiss franc.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o U.S. and European equity prices declined on weak economic data, resulting in losses from long positions in global stock index futures.


--------------------------------------------------------------------------------
SPECTRUM SELECT
--------------------------------------------------------------------------------

                                 [GRAPH OMITTED]

                       Month ended June 30, 2002      YTD ended June 30, 2002
                       -------------------------      -----------------------
CURRENCIES                       8.62%                         11.32%
INTEREST RATES                   2.3%                          -0.8%
STOCK INDICES                    1.91%                         -0.43%
ENERGIES                        -0.17%                          0.77%
METALS                          -0.91%                         -0.13%
AGRICULTURALS                    0.87%                          0.24%

Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most European currencies strengthened versus the U.S. dollar amidst falling equity prices, continued accounting concerns and weak U.S. economic data, resulting in profits from previously established long positions in the euro and Swiss franc.

o In the global interest rate futures markets, profits were recorded from long positions in U.S., European and Japanese interest rate futures as prices trended higher, in reaction to falling equity prices.

o U.S. and European equity prices declined on weak economic data, resulting in profits from previously established short positions in global stock index futures.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o In the metals markets losses were recorded from long positions in gold futures as prices reversed lower amid easing tensions between India and Pakistan.

--------------------------------------------------------------------------------
SPECTRUM STRATEGIC
--------------------------------------------------------------------------------

                                 [GRAPH OMITTED]

                       Month ended June 30, 2002      YTD ended June 30, 2002
                       -------------------------      -----------------------
CURRENCIES                      3.21%                          5.28%
INTEREST RATES                  1.3%                          -2.39%
STOCK INDICES                  -0.37%                         -1.93%
ENERGIES                        0.1%                           1.19%
METALS                          0.75%                          2.97%
AGRICULTURALS                   3.69%                         13.5%

Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most European currencies strengthened versus the U.S. dollar amidst falling equity prices, continued accounting concerns and weak U.S. economic data, resulting in profits from previously established long positions in the euro and Swiss franc.

o Long positions in corn and wheat futures were profitable as prices increased on forecasts for continued hot weather across the U.S. Midwest.

o Profits were recorded in cotton futures from long positions as prices increased on technically-based factors.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o U.S. and Japanese equity prices declined on weak economic data, resulting in losses from previously established long positions in global stock index futures.

--------------------------------------------------------------------------------
SPECTRUM TECHNICAL
--------------------------------------------------------------------------------

                                 [GRAPH OMITTED]

                       Month ended June 30, 2002      YTD ended June 30, 2002
                       -------------------------      -----------------------
CURRENCIES                      10.85%                        14.98%
INTEREST RATES                   4.57%                        -0.22%
STOCK INDICES                    1.78%                        -0.81%
ENERGIES                        -0.4%                          0.49%
METALS                          -1.07%                        -0.86%
AGRICULTURALS                   -0.18%                        -0.33%

Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most major currencies strengthened versus the U.S. dollar amidst falling equity prices, continued accounting concerns and weak U.S. economic data, resulting in profits from previously established long positions in the euro, Swiss franc, and Japanese yen.

o In the global interest rate futures markets, profits were recorded from long positions in U.S., European and Japanese interest rate futures as prices trended higher, in reaction to falling equity prices.

o U.S. and European equity prices declined on weak economic data, resulting in profits from previously established short positions in stock index futures.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o In the metals markets losses were recorded from long positions in gold futures as prices reversed lower amid easing tensions between India and Pakistan.

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
FOR THE MONTH ENDED JUNE 30, 2002 (UNAUDITED)

                                       MORGAN STANLEY                 MORGAN STANLEY                  MORGAN STANLEY
                                     SPECTRUM COMMODITY              SPECTRUM CURRENCY           SPECTRUM GLOBAL BALANCED
                                   ------------------------       ------------------------       ------------------------
                                             PERCENTAGE OF                  PERCENTAGE OF                  PERCENTAGE OF
                                             JUNE 1, 2002                   JUNE 1, 2002                   JUNE 1, 2002
                                               BEGINNING                      BEGINNING                      BEGINNING
                                   AMOUNT   NET ASSET VALUE       AMOUNT   NET ASSET VALUE       AMOUNT   NET ASSET VALUE
                                   ------   ---------------       ------   ---------------       ------   ---------------
                                      $            %                 $            %                $             %
REVENUES
Trading profit (loss):
   Realized                       (14,498)       (.11)           9,055,947        13.66          (754,340)     (1.37)
   Net change in unrealized       371,125        2.87           (1,976,351)       (2.98)        1,659,162       3.02
                                ---------      ------          -----------       ------        ----------      -----
     Total Trading Results        356,627        2.76            7,079,596        10.68           904,822       1.65
Interest income (Note 2)           14,853         .11               69,142          .10            77,871        .14
                                ---------      ------          -----------       ------        ----------      -----
     Total Revenues               371,480        2.87            7,148,738        10.78           982,693       1.79
                                ---------      ------          -----------       ------        ----------      -----
EXPENSES
Brokerage fees (Note 2)            49,604         .38              254,124          .38           210,771        .38
Management fees (Note 2 & 3)       26,958         .21              110,489          .17            57,275        .11
Incentive fees (Note 3)                --          --              844,660         1.27                --         --
                                ---------      ------          -----------       ------        ----------      -----
     Total Expenses                76,562         .59            1,209,273         1.82           268,046        .49
                                ---------      ------          -----------       ------        ----------      -----
NET INCOME                        294,918        2.28            5,939,465         8.96           714,647       1.30
                                =========      ======          ===========       ======        ==========      =====

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSET VALUE
--------------------------------------------------------------------------------
FOR THE MONTH ENDED JUNE 30, 2002 (UNAUDITED)

                                MORGAN STANLEY                      MORGAN STANLEY                         MORGAN STANLEY
                              SPECTRUM COMMODITY                   SPECTRUM CURRENCY                  SPECTRUM GLOBAL BALANCED
                       ---------------------------------    ---------------------------------    ---------------------------------
                                                    PER                                  PER                                  PER
                           UNITS        AMOUNT      UNIT        UNITS         AMOUNT     UNIT        UNITS         AMOUNT     UNIT
                       ------------   ----------    ----    -------------   ----------   ----    -------------   ----------   ----
                                          $          $                           $        $                           $        $
Net Asset Value,
  June 1, 2002        2,167,005.221   12,940,085    5.97    5,219,519.156   66,293,237   12.70   3,565,165.235   54,984,182   15.42
Net Income                       --      294,918     .14               --    5,939,465    1.14              --      714,647     .20
Redemptions             (34,899.188)    (213,234)   6.11      (49,025.198)    (678,509)  13.84     (37,664.730)    (588,323)  15.62
Subscriptions            21,571.523      131,802    6.11      327,284.445    4,529,617   13.84      34,367.982      536,828   15.62
                      -------------   ----------            ------------    ----------           -------------   ----------
Net Asset Value,
  June 30, 2002       2,153,677.556   13,153,571    6.11    5,497,778.403   76,083,810   13.84   3,561,868.487   55,647,334   15.62
                      =============   ==========            =============   ==========           =============   ==========

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
FOR THE MONTH ENDED JUNE 30, 2002 (UNAUDITED)

                                       MORGAN STANLEY                 MORGAN STANLEY                  MORGAN STANLEY
                                       SPECTRUM SELECT              SPECTRUM STRATEGIC              SPECTRUM TECHNICAL
                                   ------------------------       ------------------------       ------------------------
                                             PERCENTAGE OF                  PERCENTAGE OF                  PERCENTAGE OF
                                             JUNE 1, 2002                   JUNE 1, 2002                   JUNE 1, 2002
                                               BEGINNING                      BEGINNING                      BEGINNING
                                   AMOUNT   NET ASSET VALUE       AMOUNT   NET ASSET VALUE       AMOUNT   NET ASSET VALUE
                                   ------   ---------------       ------   ---------------       ------   ---------------
                                      $            %                 $            %                $             %
REVENUES
Trading profit (loss):
   Realized                    26,554,723       10.98            4,379,689         6.26        29,972,570      12.22
   Net change in unrealized     4,216,139        1.74            1,742,551         2.49         8,614,466       3.51
                             ------------      ------           ----------       ------        ----------     ------
     Total Trading Results     30,770,862       12.72            6,122,240         8.75        38,587,036      15.73
Interest income (Note 2)          281,707         .12               80,527          .12           281,891        .11
                             ------------      ------           ----------       ------        ----------     ------
     Total Revenues            31,052,569       12.84            6,202,767         8.87        38,868,927      15.84
                             ------------      ------           ----------       ------        ----------     ------
EXPENSES
Brokerage fees (Note 2)         1,461,709         .60              422,600          .60         1,481,351        .60
Management fees (Note 2 & 3)      604,844         .26              174,869          .26           523,853        .21
                             ------------      ------           ----------       ------        ----------     ------
     Total Expenses             2,066,553         .86              597,469          .86         2,005,204        .81
                             ------------      ------           ----------       ------        ----------     ------
NET INCOME                     28,986,016       11.98            5,605,298         8.01        36,863,723      15.03
                             ============      ======           ==========       ======        ==========     ======

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSET VALUE
--------------------------------------------------------------------------------
FOR THE MONTH ENDED JUNE 30, 2002 (UNAUDITED)

                                MORGAN STANLEY                      MORGAN STANLEY                         MORGAN STANLEY
                                SPECTRUM SELECT                   SPECTRUM STRATEGIC                     SPECTRUM TECHNICAL
                      ----------------------------------    ---------------------------------    ---------------------------------
                                                    PER                                  PER                                  PER
                           UNITS        AMOUNT      UNIT        UNITS         AMOUNT     UNIT        UNITS         AMOUNT     UNIT
                      -------------   ----------    ----    -------------   ----------   ----    -------------   ----------   ----
                                          $          $                           $        $                           $        $
Net Asset Value,
  June 1, 2002       10,554,069.233  241,937,825   22.92    6,284,034.624   69,947,531   11.13  17,456,994.841  245,189,115   14.05
Net Income                       --   28,986,016    2.75               --    5,605,298     .89              --   36,863,723    2.11
Redemptions            (120,196.742)  (3,085,450)  25.67      (82,816.615)    (995,456)  12.02    (185,920.459)  (3,004,475)  16.16
Subscriptions           146,499.455    3,760,640   25.67       79,818.850      959,423   12.02     172,930.676    2,794,560   16.16
                     --------------  -----------            -------------   ----------          --------------  -----------
Net Asset Value,
  June 30, 2002      10,580,371.946  271,599,031   25.67    6,281,036.859   75,516,796   12.02  17,444,005.058  281,842,923   16.16
                     ==============  ===========            =============   ==========          ==============  ===========


The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)


--------------------------------------------------------------------------------
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION. Morgan Stanley Spectrum Commodity L.P. ("Spectrum Commodity"), Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership" or collectively, the "Partnerships"), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts on physical commodities and other commodity interests, including, but not limited to foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

   The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker for the Partnerships is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers for the Partnerships are Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Morgan Stanley Commodities Management, Inc. ("MSCM") is the trading advisor to Spectrum Commodity. Demeter, Morgan Stanley DW, MS & Co., MSIL and MSCM are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

   Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION. Futures interests are open commitments until settlement date. They are valued at market


MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
(CONTINUED)

on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits (losses) on open contracts from one period to the next in the statements of operations. Monthly, Morgan Stanley DW pays each Partnership interest income on 80% of the month's average daily "Net Assets" (as defined in the limited partnership agreements) for the month in the case of Spectrum Commodity, Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnerships on futures interests, but not actually received.

NET INCOME (LOSS) PER UNIT. Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS. The brokerage fees for Spectrum Commodity, Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

   Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

   Such brokerage fees currently cover all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES. The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by each Partnership.

INCOME TAXES. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(CONTINUED)


DISTRIBUTIONS. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING. Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. Morgan Stanley DW will pay all such costs.

REDEMPTIONS. Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

EXCHANGES. On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS. Spectrum Commodity will terminate on December 31, 2027,


MORGAN STANLEY SPECTRUM SERIES
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NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(CONTINUED)

Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025 regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

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2. RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Commodity pays management fees and incentive fees (if applicable) to MSCM. Each Partnership's cash is on deposit with Morgan Stanley DW, MS & Co. and MSIL in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

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3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Morgan Stanley Spectrum Commodity L.P.
  Morgan Stanley Commodities Management Inc.

Morgan Stanley Spectrum Currency L.P.
  John W. Henry & Company, Inc. ("JWH")
  Sunrise Capital Partners, LLC

Morgan Stanley Spectrum Global Balanced L.P.
  RXR, Inc.

Morgan Stanley Spectrum Select L.P.
  EMC Capital Management, Inc.
  Northfield Trading L.P.
  Rabar Market Research, Inc.
  Sunrise Capital Management, Inc.

Morgan Stanley Spectrum Strategic L.P.
  Allied Irish Capital Management, Ltd.
  Blenheim Capital Management, L.L.C.
  Eclipse Capital Management, Inc.

Morgan Stanley Spectrum Technical L.P.
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc.

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(CONTINUED)

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee. The management fee for Spectrum Commodity is accrued at a rate of 5/24 of 1% of Net Assets on the first day of each month (a 2.5% annual rate).

   The management fee for Spectrum Currency is accrued at a rate of 1/12 of 2% of Net Assets on the first day of each month (a 2% annual rate).

   The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% of Net Assets on the first day of each month (a 1.25% annual rate).

   The management fee for Spectrum Select is accrued at a rate of 1/4 of 1% of Net Assets on the first day of each month (a 3% annual rate).

   The management fee for Spectrum Strategic is accrued at a rate of 1/12 of 3% of Net Assets on the first day of each month (a 3% annual rate).

   The management fee for Spectrum Technical is accrued at a rate of 1/12 of 2% of Net Assets allocated to JWH on the first day of each month, 1/12 of 3% of Net Assets allocated to Campbell on the first day of each month and effective May 1, 2002, 1/12 of 3%, reduced from 1/12 of 4% charged in previous months), of Net Assets allocated to Chesapeake on the first day of each month (annual rates of 2%, 3% and 3% respectively).

INCENTIVE FEE. Spectrum Commodity pays an annual incentive fee equal to 17.5% of Partnership's trading profits, as determined from the end of the last period in which an incentive fee was earned.

   Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each month.

   Spectrum Global Balanced, Spectrum Select and Spectrum Strategic each pay a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

   Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell and JWH as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net


MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(CONCLUDED)

Assets allocated to Chesapeake as of the end of each calendar month.

   Trading profits for the Partnerships represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted.

   For all Partnerships, when trading losses are incurred, no incentive fees will be paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.